Exhibit 5.1

Stockholm, 4 June 2020

Calliditas Therapeutics AB (publ), Company Reg. No. (CVR) 556659-9766 – F-1 registration - Post-Effective Amendment

We, Swedish law firm Advokatfirman Vinge KB, have acted as Swedish law legal advisers to Calliditas Therapeutics AB (publ) (the “Company”) with respect to certain matters of Swedish law in connection with, inter alia, the registration statement on Form F-1 (File No. 238244) initially filed with the United States Securities and Exchange Commission (the “SEC”) on 14 May 2020 (as amended, the “Initial Registration Statement”), including a related prospectus which forms a part of the Initial Registration Statement (the “Prospectus”), and a Registration Statement on Form F-1 related thereto that is to be filed with the Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act for the registration of up to 1,889,453 additional new ordinary shares in the capital of the Company each with a quota value of SEK 0.04 (the “New Shares”), under the United States Securities Act of 1933, as amended (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”), and the listing of the American Depositary Shares (the “ADSs”), each representing two New Shares, on Nasdaq Global Select Market, and the concurrent placement of New Shares to certain investors outside of the United States (together the “Transaction”). The ordinary shares with quota value of SEK 0.04 each in the capital of the Company shall hereinafter be defined as the “Ordinary Shares”. This legal opinion is delivered to you pursuant to the Company’s request.

Basis of the Opinion.—For the purpose of this Opinion we have examined the following documents:

(i)	copies of the Registration Statements;

(ii)	the articles of association (Sw. bolagsordning) of the Company, adopted on 3 March 2020, as well as the articles of association proposed to be adopted at the annual general meeting on 25 June 2020 (together, the “Articles of Association”);

(iii)	the certificate of incorporation (Sw. registreringsbevis) for the Company, issued by the Swedish Companies Registration Office (Sw. Bolagsverket) (the “SCRO”), on 7:32 p.m. CEST on 4 June 2020, showing relevant entries in the Swedish Company Registry (Sw. bolagsregistret) as per such date;

(iv)	the minutes of the extraordinary general meeting of the Company held on 3 March 2020; and

(v)	the minutes of the meetings of the board of directors of the Company, held on 6 March 2020 and on 14 May 2020, inter alia, approving the Registration Statements and the registration hereof with the SEC.

The documents mentioned in Sections (i) – (v) above are referred to as the “Corporate Documents” and individually a “Corporate Document”.

Reliance.—With respect to various questions of fact, we have relied upon certificates of public officials and upon certificates issued by the SCRO. For the purposes of this opinion, we have examined such other agreements, documents and records as we have deemed necessary or appropriate for the purpose of rendering this opinion.

Assumptions.—This opinion is subject to the following nature of opinion and observations:

a)	the accuracy and completeness of: the facts set out in any other documents reviewed by us; and any other information set out in public registers, e.g. certificates from the SCRO, or that has otherwise been supplied or disclosed to us; and as we have not made any independent investigation thereof you are advised to seek verification of such matters or information from other parties or seek comfort in respect thereof in other ways;
b)	that the Company and its board of directors have acted in accordance with the general clause (Sw. generalklausulen) in the Swedish Companies Act and provisions regarding good market practice (including recommendations issued by the Swedish Corporate Governance Board) in connection with resolving to issue the New Shares;

c)	that all signatures on all documents supplied to us as originals or as copies of originals are genuine and that all documents submitted to us are true, authentic and complete;
d)	that all documents, authorizations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;
e)	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes to them have been marked or otherwise drawn to our attention;
f)	all documents retrieved by us or supplied to us electronically (whether in portable document format (PDF) or as scanned copies), as photocopies, facsimile copies or e-mail conformed copies are in conformity with the originals;
g)	that there has been no mutual or relevant unilateral mistake of fact and that there exists no fraud or duress; and
h)	at or prior to the time of the delivery of the New Shares, the payment for such New Shares will have been received by the Company.

Opinions.—Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)	The Company is a public limited liability company (Sw. publikt aktiebolag) registered and validly existing under the laws of the Kingdom of Sweden;

b)	The existing Ordinary Shares have been validly authorized and constitute valid and fully paid shares;

c)	Each New Share has been duly authorized, and will, upon registration with the SCRO, be validly issued and fully paid and will be non-assessable.

Qualifications.—The qualifications to which this opinion is subject are as follows:

1)	we express no opinion as to the exact interpretation of any particular wording in the Corporate Documents by any court;

2)	provisions in the Corporate Documents providing that certain facts, determinations or calculations will be conclusive and binding (or prima facie evidence) may not be effective if they are incorrect and such provisions will not necessarily prevent judicial inquiry into the merits of such facts, determinations or calculations;

3)	this Opinion is given only with respect to the laws of the Kingdom of Sweden as in force today and as such laws are currently applied by Swedish courts and we express no opinion with respect to the laws of any other jurisdiction nor have we made any investigations as to any law other than the laws of the Kingdom of Sweden;

4)	in rendering this Opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible;

5)	the underwriting agreement, to be entered into between the Company and the underwriters of the Transaction, and this opinion are expressed in the English language whilst addressing and explaining institutions and concepts of the laws of the Kingdom of Sweden; and such institutions and concepts may be reflected in or described by the English language only imperfectly; and we express no opinion on how the courts of the Kingdom of Sweden would construe contractual language expressed in English where the contract would be subject to the laws of the Kingdom of Sweden. However, we believe that such courts may pay attention to the meaning and import of such expressions in the laws of any pertinent jurisdiction in which the English language is normally or habitually employed, in construing, for the purposes of the laws of the Kingdom of Sweden, what the parties intended to put in writing.

Governing Law.—This opinion is given in the Kingdom of Sweden and shall be governed by and construed in accordance with the laws of the Kingdom of Sweden.

Benefit of opinion.—

This Opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

We are not assuming any obligation to notify you of any changes to this Opinion as a result of any facts or circumstances that may come to our attention in the future or as a result of any change in the laws of the Kingdom of Sweden which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit of the Rule 462(b) Registration Statement and the references to this firm in the sections of the Registration Statement entitled “Legal Matters”. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

This opinion is addressed to you solely for your benefit in connection with the Rule 462(b) Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document (other than the Rule 462(b) Registration Statement) or filed with anyone without our prior written express consent.

Yours faithfully,

/s/ Advokatfirman Vinge KB

Advokatfirman Vinge KB